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                                                                EXHIBIT 23.3


[LETTERHEAD OF RP FINANCIAL, LC]


                                       November 10, 1997


Board of Directors
Newport Federal Savings and Loan Association
344 West Broadway
Newport, Tennessee  37821

Gentlemen:



     We hereby consent to the use of our firm's name incorporated by reference in the Form SB-2, Registration Statement for United Tennessee Bankshares, Inc., and the Form AC, Application for Conversion for Newport Federal Savings and Loan Association, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights incorporated by reference in such filing.



                                       Very truly yours,






                                       RP FINANCIAL, LC.


                                       /s/ James J. Oren
                                       James J. Oren
                                       Vice President